                                                                  EXHIBIT 10(c)







                              SHAREHOLDER AGREEMENT

                                 BY AND BETWEEN

                          CMS GAS TRANSMISSION COMPANY,

                                       AND

                             SOUTHERN UNION COMPANY


                                   DATED AS OF

                                  MAY 12, 2003

                                TABLE OF CONTENTS

                                                                           Page
                                                                           ----
                              ARTICLE I DEFINITIONS

Section 1.1 Specific Definitions..............................................3


                          ARTICLE II SHARE RESTRICTIONS

Section 2.1 Standstill and Related Provisions.................................4

Section 2.2 Legends...........................................................6

Section 2.3 Sale of Shares....................................................6


                                ARTICLE III TERM

Section 3.1 Term..............................................................7


                            ARTICLE IV MISCELLANEOUS

Section 4.1 Dispute Resolution................................................7

Section 4.2 Specific Performance..............................................7

Section 4.3 Entire Agreement..................................................7

Section 4.4 Expenses..........................................................7

Section 4.5 Amendment.........................................................8

Section 4.6 Notices...........................................................8

Section 4.7 Severability......................................................8

Section 4.8 Waiver............................................................8

Section 4.9 Headings..........................................................8

Section 4.10 Third Party Beneficiaries........................................9

Section 4.11 Assignment.......................................................9

Section 4.12 Choice of Law....................................................9

Section 4.13 Facsimiles; Counterparts.........................................9

Section 4.14 Consent to Jurisdiction..........................................9

Section 4.15 Waiver of Jury Trial............................................10

                              SHAREHOLDER AGREEMENT

         This SHAREHOLDER AGREEMENT (the "Agreement"), dated as of May 12, 2003, is made by and between Southern Union Company, a Delaware corporation ("Southern Union"), and CMS Gas Transmission Company, a Michigan corporation ("CMSGT").

                              W I T N E S S E T H:

         WHEREAS, simultaneously with the execution of this Agreement, Southern Union and CMSGT, have entered into that certain Amended and Restated Stock Purchase Agreement, dated as of May 12, 2003 (the "Purchase Agreement"), pursuant to which CMSGT will acquire 3 million shares of Southern Union Common Stock, par value $1.00 per share (the "Shares") as part of the consideration received for the sale of Panhandle; and

         WHEREAS, the parties desire to set forth their agreement as to certain rights and obligations relating to the Shares upon the terms and subject to the conditions hereinafter set forth;

         NOW, THEREFORE, in consideration of the foregoing and the mutual premises, representations, warranties, covenants and agreements contained herein and in the Purchase Agreement, the parties hereto, intending to be legally bound hereby, agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

         Section 1.1 Specific Definitions For purposes of this Agreement, the following terms shall have the meanings set forth below:

                  (a) "Affiliate" shall mean, with respect to any specified Person, any Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the Person specified.

                  (b) "Beneficially Own" or "Beneficial Ownership" with respect to any securities shall mean having "beneficial ownership" of such securities (as determined pursuant to Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act")), including pursuant to any agreement, arrangement or understanding, whether or not in writing. Securities Beneficially Owned by a Person shall include securities Beneficially Owned by all Affiliates and "associates" (as defined under the Exchange Act) of such Person and all other Persons with whom such Person would constitute a "group" within the meaning of Section 13(d) of the Exchange Act and the rules promulgated thereunder.

                  (c) "Common Stock" shall mean Southern Union common stock, par value $1.00 per share.

                  (d) "including" shall mean including without limitation.

                  (e) "Person" shall mean an individual, corporation, partnership, joint venture, association, trust, unincorporated organization or other entity.

Capitalized terms used, but not defined herein, shall have the meaning set forth in the Purchase Agreement.



                                   ARTICLE II

                               SHARE RESTRICTIONS

               Section 2.1 Standstill and Related Provisions.


                  (a) Southern Union and CMSGT agree that, without the prior written consent of Southern Union, CMSGT will not, directly or indirectly, alone or in concert with others, in the event that a prospectus supplement relating to the offering by Southern Union of (x) equity securities or (y) equity-linked securities occurs on or prior to the closing of the transactions contemplated by the Purchase Agreement, from the date of this Agreement until ninety (90) days after the closing of the transactions contemplated by the Purchase Agreement, or in the event that a prospectus supplement relating to the offering by Southern Union of (x) equity securities or (y) equity-linked securities occurs after the closing of the transactions contemplated by the Purchase Agreement, then from the date of this Agreement until the earlier to occur of (A) ninety (90) days from the date of a prospectus supplement relating to the offering by Southern Union of (x) equity securities or (y) equity-linked securities pursuant to a prospectus supplement or (B) one hundred and five (105) days from the closing of the transactions contemplated by the Purchase Agreement:

                           (i) sell, transfer, assign, offer, pledge, or otherwise dispose of,directly or indirectly, the Shares

                           (ii) sell any option or contract to purchase any Common Stock;

                           (iii) purchase any option or contract to sell any Common Stock;

                           (iv) grant any option, right or warrant to sell any Common Stock;

                           (v) lend or otherwise dispose of or transfer any of the Shares;

                           (vi) enter into swap or other agreement that transfers, in whole or in part, the economic consequence of ownership of any Common Stock whether any such swap or transaction is to be settled by delivery of shares or other securities, in cash or otherwise;

                           (vii) publicly announce an intention to effect a transaction contemplated in subsections (i) through (vi) above;

                           (viii) acquire, other than by dividend, or offer, propose or agree to acquire, directly or indirectly, whether by purchase, tender or exchange offer, through the acquisition or control of another Person or otherwise, any shares of Southern Union;

                           (ix) make, or in any way participate, directly or indirectly, in any "solicitation" (as such term is used in the proxy rules of the Securities and Exchange Commission as in effect on the date hereof) of proxies or consents (whether or not relating to the election or removal of directors), seek to advise, encourage or influence any Person with respect to the voting of any shares of Southern Union, initiate, propose or otherwise "solicit" (as such term is used in the proxy rules of the Securities and Exchange Commission as in effect on the date hereof) shareholders of Southern Union for the approval of shareholder proposals, whether made pursuant to Rule 14a-8 of the Exchange Act or otherwise, or induce or attempt to induce any other Person to initiate any such shareholder proposal;

                           (x) except as provided for under the Purchase Agreement, seek, propose, or make any statement with respect to, any merger, consolidation, business combination, tender or exchange offer, sale or purchase of assets, sale or purchase of securities, dissolution, liquidation, reorganization, recapitalization or similar transaction involving Southern Union or its subsidiaries; provided, however, that nothing in this provision shall prohibit CMSGT from exercising its right to vote as a stockholder in connection with any such transaction contemplated by this Section 2.1(a)(ix);

                           (xi) form, join or in any way participate in a "group" (within the meaning of Section 13(d)(3) of the Exchange Act) with respect to any Southern Union shares;

                           (xii) call or seek to have called any meeting of the stockholders of Southern Union or execute any written consent with respect to Southern Union or Southern Union shares;

                           (xiii) seek representation on the Board of Directors of Southern Union, or seek the removal of any member of such Board;

                           (xiv) make any proposal or publicly disclose any intention to make any proposal (whether or not subject to conditions) or enter into any discussion regarding any of the foregoing;

                           (xv) make any proposal, statement or inquiry, or disclose any intention, plan or arrangement (whether written or oral) inconsistent with the foregoing, or make or disclose any request to amend, waive or terminate any provision of this Agreement; and

                           (xvi) have any discussions or communications, or enter into any arrangements, understandings or agreements (whether written or oral) with, or advise, finance, assist or encourage, any other Person in connection with any of the foregoing, or make any investment in or enter into any arrangement with, any other Person that engages, or offers or proposes to engage, in any of the foregoing.

Notwithstanding the foregoing, (a) CMSGT may transfer or assign the Shares to an Affiliate of CMSGT that agrees to be bound by the terms of this Agreement; (b) the Shares may be pledged to a lender of CMSGT or an Affiliate of CMSGT; and (c) CMSGT or CMS Energy Corporation ("CMS") may enter into a business combination or transaction with respect to at least a majority of the shares of CMSGT, CMS, or CMS Enterprises Company.

                  (b) Neither Southern Union nor CMSGT shall disclose the terms, or existence, of this Agreement to any Person except as required by law.

               Section 2.2 Legends.


                  (a) If requested in writing by Southern Union, CMSGT shall present or cause to be presented promptly all certificates representing the Shares for the placement thereon of a legend substantially to the following effect, which legend shall remain thereon for the period of the restrictions set forth in Section 2.1(a):

         "The Securities represented by this certificate are subject to the provisions of a Shareholder Agreement, dated as of May 12, 2003, between Southern Union Company and CMS Gas Transmission Company, and may not be sold, transferred, assigned or otherwise disposed of except in accordance therewith. A copy of said Shareholder Agreement is on file at the office of the Corporate Secretary of Southern Union Company."

               Section 2.3 Sale of Shares.

               Southern Union shall assist CMSGT, to the extent reasonably requested, in connection with selling all or any significant portion of the Shares to any potential purchaser, including, without limitation, making officers, employees and other representatives available to meet with potential purchasers.

                                  ARTICLE III

                                      TERM

               Section 3.1 Term.

               This Agreement shall terminate at the earlier to occur of (a) the sale of all the Shares by CMSGT or on the second anniversary of the date hereof.


                                   ARTICLE IV

                                  MISCELLANEOUS

               Section 4.1 Dispute Resolution.

                  Any disputes arising out of or relating to this Agreement or the breach, termination or validity thereof or the parties' performance hereunder shall be resolved as provided by Section 9.9 of the Purchase Agreement.


               Section 4.2 Specific Performance.

               The parties hereto agree that irreparable damage would occur in the event that any provision of this Agreement was not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or equity.

               Section 4.3 Entire Agreement.

               This Agreement constitutes the entire agreement, and supersedes all prior agreements and understandings, written or oral, among the parties with respect to the subject matter of this Agreement. This Agreement may be altered, amended or changed only by a writing making specific reference to this Agreement and signed by duly authorized representatives of each party.


               Section 4.4 Expenses.

               All costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses.
                                       7

               Section 4.5 Amendment.

               This Agreement may not be amended, changed, supplemented, or otherwise modified or terminated, except upon the execution and delivery of a written agreement executed by each of the parties hereto.


               Section 4.6 Notices.
               All demands, notices, consents, approvals, reports, requests and other communications hereunder must be in writing, will be deemed to have been duly given only if delivered personally or by facsimile transmission (with confirmation of receipt) or by an internationally-recognized express courier service or by mail (first class, postage prepaid) to the parties at the addresses or telephone or facsimile numbers set forth in Section 9.7 of the Purchase Agreement (or to such other address as the addressee shall have last furnished in writing in accord with this provision to the addressor) and will be deemed effective upon delivery; provided, however, that any communication by facsimile shall be confirmed by an internationally-recognized express courier service or regular mail.


               Section 4.7 Severability.

               Whenever possible, each provision or portion of any provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or portion of any provision in such jurisdiction, and this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision or portion of any provision had never been contained herein.


               Section 4.8 Waiver.

               Any term or condition of this Agreement may be waived at any time by the party that is entitled to the benefit thereof, but no such waiver shall be effective unless set forth in a written instrument duly executed by or on behalf of the party or parties waiving such term or condition. No waiver by any party of any term or condition of this Agreement, in any one or more instances, shall be deemed to be or construed as a waiver of the same or any other term or condition of this Agreement on any future occasion. All remedies, either under this Agreement or by law or otherwise afforded, will be cumulative and not alternative.

               Section 4.9 Headings.

               The headings used in this Agreement have been inserted for convenience of reference only and do not define or limit the provisions hereof.

               Section 4.10 Third Party Beneficiaries.

               This Agreement shall be binding upon and inure solely to the benefit of the parties hereto and their respective successors and assigns. None of the provisions of this Agreement shall be for the benefit of or enforceable by any third party, including any creditor of any party or any of their affiliates. No such third party shall obtain any right under any provision of this Agreement or shall by reasons of any such provision make any claim in respect of any liability (or otherwise) against either party hereto.


               Section 4.11 Assignment.

               This Agreement may not be assigned by either party without the prior written consent of the other party except as specifically provided herein.


               Section 4.12 Choice of Law.

               This Agreement shall be governed by and construed in accordance with the laws of the State of New York (regardless of the laws that might otherwise govern under applicable New York principles of conflicts of law).


               Section 4.13 Facsimiles; Counterparts.

               This Agreement may be executed by facsimile signatures by any party and such signature shall be deemed binding for all purposes hereof, without delivery of an original signature being thereafter required. This Agreement may be executed in one or more counterparts, each of which, when executed, shall be deemed to be an original and all of which together shall constitute one and the same document.



               Section 4.14 Consent to Jurisdiction.

               Each party shall maintain at all times a duly appointed agent in the State of New York, which may be changed upon ten (10) Business Days' notice to the other party, for the service of any process or summons in connection with any issue, litigation, action or proceeding brought in any such court. Any such process or summons may also be served on it by mailing a copy of such process or summons to it at its address set forth, and in the manner provided, above. Each party hereby irrevocably consents to the exclusive personal jurisdiction and venue of any New York State or United States Federal court of competent jurisdiction sitting in New York County, New York, in any action, Claim or proceeding arising out of or in connection with this Agreement and agrees not to commence or prosecute any action, Claim or proceeding in any other court. Each of the parties hereby expressly and irrevocably waives and agrees not to assert the defense of lack of personal jurisdiction, forum non conveniens or any similar defense with respect to the maintenance of any such action or proceeding in New York County, New York.

               Section 4.15 Waiver of Jury Trial.

               THE PARTIES HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT OR ANY OTHER DOCUMENT DELIVERED IN CONNECTION HEREWITH, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF ANY PARTY. EACH PARTY ACKNOWLEDGES AND AGREES THAT IT HAS RECEIVED FULL AND SUFFICIENT CONSIDERATION FOR THIS PROVISION (AND EACH OTHER PROVISION OF EACH OTHER DOCUMENT DELIVERED IN CONNECTION HEREWITH TO WHICH IT IS A PARTY) AND THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR SUCH PARTY ENTERING INTO THIS AGREEMENT AND EACH SUCH OTHER DOCUMENT.

               IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.



                                CMS GAS TRANSMISSION COMPANY



                                By:/s/ William J. Haener
                                   ---------------------
                                   Name: William J. Haener
                                   Title: President and CEO



                                SOUTHERN UNION COMPANY


                                By:/s/ Thomas F. Karam
                                   -------------------
                                   Name: Thomas F. Karam
                                   Title: President and Chief Operating Officer